UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

Cerecor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.Regulation FD Disclosure.

On August 29, 2016, Cerecor Inc. (the “Company”) issued a press release, further described in Item 8.01 below, in connection with the initiation of a second Phase 2 clinical trial for CERC-501. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.Other Events.

Initiation of Second CERC-501 Phase 2 Clinical Trial in Smokers

On August 29, 2016, the Company announced that the first subject had been enrolled in a new Phase 2 clinical trial for CERC-501, “Does CERC-501 Attenuate Stress-Related Smoking Lapse?” The study is a collaborative effort between the Company and Dr. Sherry McKee from Yale University and is supported by funding from the National Institutes of Health. The primary objective of the double-blind, placebo-controlled, crossover study is to evaluate whether CERC-501, compared to placebo, will increase the ability to resist smoking, and reduce subsequent smoking following overnight nicotine deprivation and personalized stress imagery in subjects who are heavy smokers.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 29, 2016, entitled “Cerecor Inc. Announces Initiation of Second CERC-501 Phase 2 Clinical Trial in Smokers.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Mariam Morris
Mariam Morris
Chief Financial Officer

Date:   August 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 29, 2016, entitled “Cerecor Inc. Announces Initiation of Second CERC-501 Phase 2 Clinical Trial in Smokers.”